Exhibit 99.2

Citigroup Inc.
SEK 1,650,000,000 5.44% Fixed Rate Notes due 2012
under the
Programme for the issuance of Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swedish Kronor ("SEK")
3.	Aggregate Nominal Amount:	SEK 1,650,000,000
4.	Issue Price:	100%
5.	Specified Denominations:	SEK 1,000,000
6.	Issue Date:	12 December 2007
7.	Maturity Date:	12 December 2012
8.	Interest Basis:	Annually in arrears at a fixed rate of interest from and including 12 December 2007 to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
(i) Rate of Interest:	5.44%. per annum payable annually in arrears
(ii) Interest Payment Dates:	12 December in each year from and including 12 December 2008 to but excluding 12 December 2012, as adjusted in accordance with the Following Business Day Convention
(iii) Fixed Coupon Amount:	SEK 54,400 per Specified Denomination
(iv) Day Count Fraction:	30E/360
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes.
15.	Additional Financial Centers relating to Payment Dates:	London, Stockholm
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable.
17.	TEFRA:	The D Rules are applicable
18	Listing:	Luxembourg
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0335160296
20.	Common Code:	033516029